UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2007
INSURANCE AUTO AUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or Other Jurisdiction of Incorporation)	033-43247 (Commission File Number)	95-3790111 (IRS Employer Identification No.)
Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154
(Address of principal executive offices) (Zip Code)
(708) 492-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     Insurance Auto Auctions, Inc. (“IAAI”) received a notice dated November 24, 2006 indicating IAAI was in default of Section 4.03 of the Indenture dated as of April 1, 2005, as amended (the “Indenture”) between IAAI and Wells Fargo Bank, National Association (“Wells Fargo”). As indicated in the Notice, IAAI had not filed its third quarter Form 10-Q by the required date of November 14, 2006. The failure to file quarterly financial statements timely with the SEC represents a Default under the Indenture (the “Default”). The Default shall ripen into an Event of Default unless IAAI remedies the Default by filing its third quarter 2006 Form 10-Q with the SEC within sixty days of receipt of the notice of default dated November 24, 2006.
     On January 8, 2007, IAAI filed its Quarterly Report on Form 10-Q for the period ended September 24, 2006. The filing has been accepted by the SEC and is publicly available. IAAI notified Wells Fargo on January 10, 2007 that the Default identified in its notice dated November 24, 2006 has been remedied by the filing of the Form 10-Q for the period ended September 24, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2007	INSURANCE AUTO AUCTIONS, INC.
/s/ Eric M. Loughmiller
Eric M. Loughmiller
Chief Financial Officer